Exhibit 10.1.3

AMENDED AND RESTATED THIRD AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of October 27, 2017 (this “Restatement”), is entered into by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and Birch Communications Holdings, Inc., a Georgia corporation (“BCHI”). This Restatement supersedes the Third Amendment to Agreement of Plan of Merger executed by the Company, Merger Sub BCHI on October 24, 2017 (the “Original Third Amendment”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

RECITALS

A.
The Parties previously entered into that certain Agreement and Plan of Merger, dated as of August 26, 2017, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 15, 2017, the Second Amendment to Agreement and Plan of Merger, dated as of September 29, 2017 and the Original Third Amendment (collectively, the “Merger Agreement”).

B.
The Parties desire to further amend the Merger Agreement as set forth herein.

The Parties hereby agree as follows:

1. Section 6.1(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“a.
The Parties will use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law, including Antitrust Laws, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or Orders, including the FCC Approval and State Approvals, required to be obtained by a Party, or any of their respective Subsidiaries, or to avoid any Action by any Governmental Entity (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) (A) by no later than October 31, 2017, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, (B) by no later than October 31, 2017, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required in order to obtain the FCC Approval, (C) (i) by no later than November 15, 2017, make all necessary filings with respect to this Agreement required in order to obtain the State Approvals, and (ii) by no later than November 30, 2017 make all other required submissions with all remaining State PSCs, and (D) by no later than November 30, 2017, make any other necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable Law. The Company and BCHI will furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Transactions.”

2. Section 6.7 of the Merger Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following:

“To the extent necessary to comply with NASDAQ listing requirements, the Company shall submit to the holders of Company Common Stock at the Stockholders’ Meeting a proposal to approve and adopt an amendment to the Company Certificate of Incorporation to authorize the Company Board to effect a reverse split of all outstanding shares of Company Common Stock in the range of 3:1 and 5:1, such ratio to be determined by the Company Board after consultation with BCHI, such that each holder of shares of Company Common Stock shall receive one share of Company Common Stock for every three to five shares (as determined applicable) of Company Common Stock held by such holder (the “Reverse Split”), effective prior to the Effective Time.”

3. The phrase “60 days after the date hereof” in Section 8.1(b)(iv) of the Merger Agreement is hereby deleted and replaced with “120 days after the date hereof”.

4. The reference to 20% in the proviso at the end of the definition of “Superior Proposal” set forth in Section 9.15, is hereby deleted and replaced with “15%”.

5. Effect of Restatement. This Restatement shall not constitute a waiver, amendment or modification of any other provision of the Merger Agreement not expressly contemplated hereby. Except as specifically modified and amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. From and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar meaning shall mean and be a reference to the Merger Agreement as amended by this Restatement. Notwithstanding the foregoing, references to the date of the Merger Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Merger Agreement shall continue to refer to August 26, 2017.

6. Governing Law. This Restatement will be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

7. Jurisdiction. Section 9.8 (Jurisdiction) of the Merger Agreement is incorporated herein by reference and made a part hereof as if fully set forth herein.

8. Counterparts. This Restatement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. PDF transmissions of this Restatement shall be deemed to be the same as the delivery of an executed original.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have caused this Restatement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
      Name: James P. Prenetta, Jr.
      Title: Executive Vice President and
                          General Counsel

FUSION BCHI ACQUISITION LLC

By: /s/ Gordon Hutchins, Jr.
      Name: Gordon Hutchins, Jr.
      Title: Manager

BIRCH COMMUNICATIONS HOLDINGS, INC.

By: /s/ Gordon P. Williams, Jr.
      Name: Gordon P. Williams, Jr.
      Title: Senior Vice President and General Counsel

[Signature Page to Third Amendment to Agreement and Plan of Merger]